EXHIBIT (N)(1)


(Rothstein Kass Logo)


                                                 Rothstein, Kass & Company, P.C.
                                                              4 Becker Farm Road
                                                              Roseland, NJ 07068
                                                                tel 973.994.6666
                                                                fax 973.994.0337
                                                                    www.rkco.com



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Pre-effective Amendment No. 1 to Registration Statement No. 333-165527 of Old Mutual Absolute Return Institutional Fund, L.L.C. on Form N-2 of our reports for Old Mutual Absolute Return Institutional Fund, L.L.C. and Old Mutual Absolute Return Master Fund, L.L.C. both dated May 27, 2010, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus.





/s/Rothstein, Kass & Company, P.C.
----------------------------------
Roseland, New Jersey
June 15, 2010